UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2013

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

No. 362-6-7, Kaosun Road, Section 2, Yangmei City, Taoyuan 326, Taiwan
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 886-2-26624343

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

Effective September 16, 2013, the directors of our company approved the entering into of private placement subscription agreements to raise an aggregate of $10,000,000 to be used as additional capital for our business operations. Our company shall offer private placement subscription agreements based on the current market price of our company’s securities and the degree of interest expressed by investors in such an offering as follows:

1.	30,986 shares at US$0.03 per share;

2.	4,017,557 shares at US$0.04 per share;

3.	29,768,176 shares at US$0.045 per share;

4.	21,961,580 shares at US$0.05 per share;

5.	4,525,102 shares at US$0.06 per share; and

6.	80,375,000 shares at US$0.08 per share.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ James Wu
James Wu
President and Director
Date: September 19, 2013